Exhibit 5.1

53rd at Third
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New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
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Milan

November 13, 2020

American Airlines Group Inc.
1 Skyview Drive
Fort Worth, Texas 76155

Re:    Registration Statement on Form S-3 (No. 333-236503); 44,275,000 shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:
We have acted as special counsel to American Airlines Group Inc., a Delaware corporation (the “Company”), in connection with the offering of up to 44,275,000 shares (including up to 5,775,000 shares issuable upon exercise of the underwriters’ option to purchase additional shares) of common stock of the Company, par value $0.01 per share (the “Shares”). The offering of the Shares was made under a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2020 (Registration No. 333-236503) (the “Registration Statement”), a base prospectus dated February 19, 2020 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated November 10, 2020 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus Supplement”) and a prospectus supplement dated November 10, 2020 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated November 10, 2020 by and between the Company and BofA Securities, Inc. (the “Underwriting Agreement”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

November 13, 2020 Page 2
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances and pursuant to the terms contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated November 13, 2020 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
                    /s/ Latham & Watkins LLP